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                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Berry Petroleum Company on Form S-8 (File No. 333-62799 and 333-62873)of our report dated February 18, 2000 on our audits of the financial statements of Berry Petroleum Company as of December 31, 1999 and 1998 and for the three years in the period ended December 31, 1999, which report is included in this Annual Report on Form 10-K.



PRICEWATERHOUSECOOPERS LLP



Los Angeles, California
February 28, 2000






















                              EXHIBIT 23.1